Exhibit 5.1

June 23, 2021

ServiceSource International, Inc.

707 17th Street, 25th Floor

Denver, Colorado 80202

Re:ServiceSource International, Inc.

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to ServiceSource International, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 23, 2021 relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 9,000,000 additional shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), pursuant to the Company’s 2020 Equity Incentive Plan, as amended by that certain Amendment to the Company’s 2020 Equity Incentive Plan dated February 18, 2021  (the “Plan”).

In connection with this letter, we have examined (i) the certificate of incorporation of the Company, as amended to date, (ii) the bylaws of the Company, as amended to date, (iii) the Plan, and (iv) the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, such agreements, certificates of public officials, and certificates of officers or other representatives of the Company, and such other documents, instruments, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination we have assumed: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such documents; (v) the truth, accuracy and completeness of the information, representations and warranties contained in the records, instruments, certificates and other documents we have reviewed; and (vi) the absence of any undisclosed modifications to the documents reviewed by us. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others whom we have further assumed were authorized to make such statements and representations.  We further assume that the Shares will continue to be duly and validly authorized on the dates that the Shares are issued pursuant to the terms of the Plan, that, upon the issuance of any of the Shares, the total number of shares of common stock of the Company issued and outstanding, after giving effect to such issuance of such Shares, will not exceed the total number of shares of common stock that the Company is then authorized to issue under its certificate of incorporation, and that the Shares will not be deemed to have been issued for consideration less than the par value thereof.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion that the Shares have been duly authorized and, when and to the extent issued in accordance with the terms of the Plan following due authorization of the related award, including payment of any applicable exercise price therefor, will be validly issued, fully paid and non-assessable.

We express no opinion under, or view with respect to, either directly or indirectly, laws other than the law of the State of Delaware and the federal law of the United States.

We hereby consent to the filing of this letter with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. The opinions in this letter are expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Sincerely,

/s/ Davis Graham & Stubbs LLP

DAVIS GRAHAM & STUBBS LLP